Form 8-A

                       Securities and Exchange Commission
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                MOBILE MINI, INC.
             (Exact name of registrant as specified in its charter)

                 Delaware                             86-0748362
         State or jurisdiction of                   (IRS Employer
      incorporation or organization)             Identification No.)

                  1834 West Third Street, Tempe, Arizona 85281
              (Address of principal executive offices) (Zip Code)

            Title of each class                 Name of each exchange on which
            to be so registered                 each class is to be registered

Redeemable Common Stock Purchase Warrants,         Nasdaq Small Cap Market
    each to purchase one share of the
 Company's Common Stock, expiration date
             November 1, 2002

         If this Form relates to the registration of a class of debt securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

         If this Form relates to the registration of a class of debt securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

         Securities Act registration statement file number to which this form relates: 333-34413.

         Securities to be registered pursuant to Section 12(g) of the Act: None.

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

         Incorporated by reference from Registrant's Securities Act of 1933 registration statement on Form S-2, Amendment No. 1, as filed September 23, 1997 and all amendments thereto, including the final registration statement and any post-effective amendment.

Item 2. Exhibits.

         II.1* The Registrant's Registration Statement on Form S-2, Amendment No. 1, as filed September 23, 1997, and all amendments thereto, including the final registration statement and any post-effective amendment.

         II.4.1**          Certificate of Incorporation.

         II.4.2**          Bylaws

         II.5*    Specimen Redeemable Warrant Certificate.

* Incorporated by reference from the Registrant's Registration Statement on Form S-2, Amendment No. 1, as filed September 23, 1997, and all amendments thereto, including the final registration statement and any post-effective amendment.

** Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, and all amendments thereto.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        MOBILE MINI, INC.



Date: September 24, 1997                By:  /s/ Lawrence Trachtenberg
                                           -----------------------------
                                           Lawrence Trachtenberg
                                           Executive Vice President

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